                                   EXHIBIT 11


                              Deloitte & Touche LLP
                                50 Fremont Street
                         San Francisco, California 94105


INDEPENDENT AUDITORS' CONSENT

Seneca Funds:

We consent to (a) inclusion of our report in this Post-Effective Amendment No. 1 to Registration Statement No. 33-65137 of Seneca Funds on Form N-1A of our report dated October 22, 1996 appearing in the Statement of Additional Information and (b) the reference to us under the caption "Financial Highlights" appearing in the Prospectus which also is a part of such Registration Statement.

Deloitte & Touche LLP
San Francisco, California
October 28, 1996